[For SEC Filing
PRICING SUPPLEMENT NO. 5  Dated: May 2, 1997        Purposes Only:
(To Prospectus Dated July 15, 1994, and             Rule 424(b)(2)
Prospectus Supplement dated May 22, 1996)       File No. 33-54533]


                             $275,400,000
                       BOISE CASCADE CORPORATION
                      Medium-Term Notes, Series A
                Due 9 Months or More from Date of Issue


Date of Issue:  May 7, 1997         Principal Amount: $   5,000,000

Stated Maturity:  May 07, 2004      Issue Price (As a Percentage of
                                      Principal Amount):  100%

Form of Note:                      Interest Rate/Initial Interest
                                     Rate: 7.54%

  X   Global                  Redemption Provisions:         N/A

_____ Definitive

  X   Fixed Rate Note

_____ Floating Rate Note:

_____ Commercial Paper Rate Note          _____ LIBOR Note
                                          _____ LIBOR Telerate
_____ Federal Funds Effective Rate        _____ LIBOR Reuters
        Note
                                          _____ Treasury Rate Note
_____ Other

Spread: +/- ______________________  Maximum Interest Rate: _______%

Spread Multiplier: ______________%  Minimum Interest Rate: _______%

Index Maturity: _____________________

Interest Reset Period: _____________________________________________
                       (daily, weekly, monthly, quarterly,
                        semiannually, or annually)

Interest Payment Dates: _____________  Regular Record Dates: _________

Interest Reset Dates: ________   Interest Determination Dates: _______


Calculation Agent: ____________  Calculation Dates: ______________


Additional Terms: Salomon Brothers has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Salomon Brothers.




            GOLDMAN, SACHS & CO.      SALOMON BROTHERS INC